UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under § 240.14a-12

TARGET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on or after April 25, 2022, Target Corporation will send the following communication to shareholders with Target.com email addresses or who expressly consented to receive communications and vote by proxy via the Internet.

To Our Shareholders

At Target’s Annual Meeting of Shareholders to be held on June 8, 2022, owners of Target shares will vote on important matters, including the election of our Board of Directors. If you hold shares of Target stock, including shares owned through Target’s 401(k) Plan, you are strongly encouraged to participate in this important process by exercising your right to vote. To help inform your perspective, Target’s 2022 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance, and financial performance. Please remember to exercise your right to vote this year in conjunction with Target’s Annual Meeting of Shareholders.

Commencing on or after May 2, 2022, Target Corporation will send the following communication to certain shareholders in the Target 401(k) Plan for whom it has email addresses.

Subject: Target’s Annual Meeting of Shareholders – If You Have Not Already Voted, Please Exercise Your Right to Vote!

If you have not already voted, please exercise your right to vote!

At Target’s Annual Meeting of Shareholders to be held on June 8, 2022, owners of Target shares will vote on important matters, including the election of our Board of Directors. If you hold shares of Target stock, including shares owned through Target’s 401(k) Plan, you are strongly encouraged to participate in this important process by exercising your right to vote.

To help inform your perspective, Target’s 2022 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance, and our financial performance. You can view the 2022 Proxy Statement online at www.proxyvote.com.

If you have not already voted, please remember to exercise your right to vote this year in conjunction with Target’s Annual Meeting of Shareholders.

Voting process

Voting is easy--You may cast your vote by Internet, Telephone, or Mail. Regardless of which voting method you choose, you will need your control number, which was included in prior communications via email or physical mail (depending on your previously selected preferences). If you cannot locate your control number, call Investor Relations at (800) 775-3110 for assistance.

All votes for shares held in the Target 401(k) Plan, regardless of voting method, must be cast before the meeting and received by 6:00 a.m. Eastern Daylight Time on Monday, June 6, 2022 to be counted.

Method(1)
Instruction	● Go to www.proxyvote.com. ● Enter your control number. ● Follow instructions on the website.	● Call 1-800-690-6903. ● Enter your control number. ● Follow the recorded instructions.

● Request written proxy materials, which will include a proxy card and a postage-paid envelope.

● Mark your selections on the proxy card.

● Date and sign your name exactly as it appears on the proxy card.

● Promptly return the proxy card in the postage-paid envelope to ensure that the proxy card is received before the deadline.

Deadline	● Participants in the Target 401(k) Plan — 6:00 a.m. Eastern Daylight Time on June 6, 2022. ● Other Registered Shareholders or Beneficial Owners — 11:59 p.m. Eastern Daylight Time on June 7, 2022.

(1)

Internet and Telephone voting is available 24 hours a day, seven days a week up to the applicable deadline. To request a written copy of the proxy materials visit www.proxyvote.com, dial 1-800-579-1639, or email sendmaterial@proxyvote.com. If requesting a written copy of the proxy materials, please be prepared to provide your control number.

Commencing on or after May 16, 2022, Target Corporation will send the following communication to certain Target team members.

Subject: A Reminder to Vote by Monday, June 6, 2022

If you have not already voted, please exercise your right to vote!

You may have received other reminder emails already, but I am sending you a personal note encouraging you to vote any shares of Target stock you hold, including shares you might own through Target’s 401(k) Plan, for Target’s upcoming Annual Meeting of Shareholders, which is being held on Wednesday, June 8, 2022.

Time is running out! If you own any shares in the Target 401(k) Plan, your votes for those shares must be cast before the meeting and received by 6:00 a.m. Eastern Daylight Time on Monday, June 6, 2022 to be counted.

Voting is very easy--just follow the process described at the bottom of this email. The quickest ways to vote are by Internet or Telephone. Regardless of which voting method you choose, you’ll need your control number, which you should have received in prior communications via email or physical mail (depending on your previously selected preferences). If you cannot locate your control number, you can call Investor Relations at (800) 775-3110 for assistance.

Target’s 2022 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance, and our financial performance. You can view the 2022 Proxy Statement online at www.proxyvote.com.

Voting process

You may cast your vote by Internet, Telephone, or Mail, as follows:

Method(1)
Instruction	● Go to www.proxyvote.com. ● Enter your control number. ● Follow instructions on the website.	● Call 1-800-690-6903. ● Enter your control number. ● Follow the recorded instructions.

● Request written proxy materials, which will include a proxy card and a postage-paid envelope.

● Mark your selections on the proxy card.

● Date and sign your name exactly as it appears on the proxy card.

● Promptly return the proxy card in the postage-paid envelope to ensure that the proxy card is received before the deadline.

Deadline	● Participants in the Target 401(k) Plan — 6:00 a.m. Eastern Daylight Time on June 6, 2022. ● Other Registered Shareholders or Beneficial Owners — 11:59 p.m. Eastern Daylight Time on June 7, 2022.

(1)

Internet and Telephone voting is available 24 hours a day, seven days a week up to the applicable deadline. To request a written copy of the proxy materials visit www.proxyvote.com, dial 1-800-579-1639, or email sendmaterial@proxyvote.com. If requesting a written copy of the proxy materials, please be prepared to provide your control number. If you are a beneficial owner holding shares outside of the Target 401(k) Plan, you may only vote by Internet and Telephone if your broker, trustee, bank, or nominee makes those methods available to you.